UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 22, 2012
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York 11747
(Address of principal executive offices) (Zip Code)

(631) 421-5452
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 28, 2012, we filed a Form 8-K with respect to the execution of a certain Confidential Settlement Agreement and Mutual General Release described below (“Original Filing”). This Amendment is being filed in response to a Comment Letter received from the staff of the Securities and Exchange Commission (“Staff”) dated July 26, 2012 (“Comment Letter”). Multiple exhibits were omitted from Exhibit 99.1 to our Original Filing. This Amendment No. 1 includes the exhibits to Exhibit 99.1 and amends the Original Filing accordingly.

Except for the amended disclosures made in response to the Comment Letter, the information in this Form 8-K/A has not been updated to reflect events that occurred after February 28, 2012, the filing date of the Original Filing.  Accordingly, this Form 8-K/A should be read in conjunction with the Company’s filings made with the SEC subsequent to the filing of the Original Filing, including any amendments to those filings.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.  The following exhibit is filed as part of this Report on Form 8-K/A:

Exhibit No.	Description of Exhibit

99.1	Confidential Settlement Agreement and Mutual General Release entered into February 22, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2012	BOVIE MEDICAL CORPORATION

By: /s/ Andrew Makrides
Andrew Makrides
Chief Executive Officer and Chairman of the Board

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